EXHIBIT 23.1




                          CONSENT OF INDEPENDENT AUDITORS



     We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated September 6, 1996 on our audit of the consolidated financial statements of PHC, Inc. as at June 30, 1996 and June 30, 1995 and for each of the years then ended. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts".



        Richard A. Eisner & Company, LLP

        Cambridge, Massachusetts
        April 15, 1997